Exhibit 5



                         [Letterhead of Blank Rome LLP]





                                                                 August 10, 2005




Iconix Brand Group, Inc.
215 West 40th Street
New York, New York 10018

Gentlemen:

             You have requested our opinion with respect to the offering by you, Iconix Brand Group, Inc., a Delaware corporation (the "Company"), of (i) up to 2,000,000 shares of the Company's common stock, $.001 par value, (the "Plan Shares") issuable upon exercise of options granted or to be granted under the Company's 2002 Stock Option Plan (the "Plan") and (ii) up to 1,425,000 shares of the Company's common stock (the "Non-Plan Shares") issuable upon exercise of options granted to an employee of the Company pursuant to the terms of an option agreement between the Company and the employee (the "Agreement"), pursuant to a registration statement (the "Registration Statement") on Form S-8 to be filed with the Securities and Exchange Commission.

             We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

             Based upon the foregoing, it is our opinion that the Plan Shares and the Non-Plan Shares when sold, paid for and issued as contemplated by the Plan or the Agreement, as the case may be, will be validly issued, fully paid and nonassessable.


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             We hereby consent to the use of this opinion as Exhibit 5 to the
Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933 or the General Rules and Regulations promulgated thereunder.

                                                         Very truly yours,


                                                         /s/ Blank Rome LLP

                                                             BLANK ROME LLP